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                                                                    EXHIBIT 23.6



                         CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement (Form S-3) of General Growth Properties, Inc. of our report dated October 22, 1998 with respect to the Statement of Revenue and Certain Expenses of Coastland Center for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of General Growth Properties, Inc. dated November 9, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
December 3, 1998